                                STOCK PLEDGE AGREEMENT

         This STOCK PLEDGE AGREEMENT ("AGREEMENT") is made and entered into as of June 25, 1997 by ECHOSTAR COMMUNICATIONS CORPORATION, a Nevada corporation having its principal office at 90 Inverness Circle East, Englewood, Colorado 80112 ("PLEDGOR"), in favor of FIRST TRUST NATIONAL ASSOCIATION (the "TRUSTEE"), as trustee under the Indenture dated as of the date hereof between EchoStar DBS Corporation (the "PLEDGED COMPANY") and the Trustee ("INDENTURE").

                                W I T N E S S E T H :

         WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Indenture; and

         WHEREAS, Pledgor is the owner of the outstanding shares of stock (the "PLEDGED SHARES") set forth on SCHEDULE I hereto, of the company named on such
SCHEDULE I (the "PLEDGED COMPANY"); and

         WHEREAS, Pledged Company intends to issue its Senior Secured Notes due 2002 ("NOTES"), as further described in the Indenture; and

         WHEREAS, a portion of the proceeds from the sale of the Notes will be contributed to an escrow account which may, subject to certain conditions, be drawn upon by the Pledged Company to make required payments under the Satellite Contracts and Launch Contracts, as well as to make payments of Launch Insurance or In-Orbit Insurance; and

         WHEREAS, the Indenture requires that Pledgor (i) pledge to the Trustee and grant to the Trustee a security interest in the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment of all obligations of the Pledged Company and the Guarantors (as defined in the Indenture), now existing or hereafter arising, owing to the Trustee and the holders of the Notes under the Notes, the Indenture, this Agreement, and the other Collateral Documents, whether for principal, interest, fees or expenses, and each obligation of performance under such agreements (all such obligations being herein called the "OBLIGATIONS").

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                                      AGREEMENT

         NOW THEREFORE, in consideration of the premises and in order to induce the Initial Purchasers to purchase the Notes, Pledgor hereby agrees with the Trustee for its benefit as follows:

         1. PLEDGE. Pledgor hereby pledges to the Trustee, and grants to the Trustee a continuing first priority and perfected security interest in the following (the "PLEDGED COLLATERAL"):

              (a) the Pledged Shares and the certificates representing the Pledged Shares, and all proceeds of any of the Pledged Shares including all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed or declared in respect of or in exchange for, any or all of the Pledged Shares; and

              (b) all additional shares of stock of, or equity interest in, the Pledged Company from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Shares under and as defined in this Agreement), and all proceeds of any of such additional Pledged Shares, including all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed or declared in respect of or in exchange for, any or all of such additional Pledged Shares.

         2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment and performance of all of the Obligations.

         3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

         4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

              (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

              (b) Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any Lien on the Pledged Collateral.

              (c) Upon the delivery to the Trustee of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Pledged Collateral securing the payment and performance of the Obligations for the benefit of the Trustee, provided the Pledged Collateral is held in the possession of the Trustee.

              (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities and except as may be required by the Federal Communications Commission ("FCC") under certain circumstances).

              (e) Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Shares as provided by this Agreement.

              (f) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or regulations affecting creditors' rights generally or general principles of equity.

              (g) The Pledged Shares constitute, as of the date hereof, all of the authorized, issued and outstanding capital stock of the Pledged Company.

              (h) Except for the Pledged Shares, there are no other instruments, certificates, securities or other writings, or any chattel paper, evidencing or representing any ownership interest in the Pledged Company.

         5. FURTHER ASSISTANCE. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents and take all further action, as is reasonably necessary, at the Trustee's request, in order to perfect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral and to carry out the provisions and purposes hereof.

         6.   VOTING RIGHTS; DIVIDENDS; ETC.

              (a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof and the Trustee shall not hold or share any such rights or the power to exercise such rights.

              (b) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive all cash dividends paid from time to time in respect of the Pledged Shares.

              (c)  Except as otherwise provided in the Indenture, any and all
(i) dividends or other distributions and interest or principal paid or payable in the form of instruments and other property (other than cash dividends permitted under Section 6(b)) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash received, receivable or otherwise distributed in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares, shall in each case be delivered forthwith to the Trustee to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Trustee as

Pledged Collateral in the same form as so received (with any necessary endorsement).

              (d) The Trustee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a).

              (e) All dividends or other distributions and all interest and principal payments which are received by Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

              (f) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and, subject to FCC approval if required, all such rights shall become vested in the Trustee which shall thereupon have the sole right to exercise such voting and other consensual rights. Notwithstanding the foregoing or any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the vesting or exercise of any right to vote or consent with respect to, any of the Pledged Collateral as provided herein or any other action taken or proposed to be taken by the Trustee hereunder which would affect the operational, voting, or other control of Pledgor or the Pledged Company, shall be effected pursuant to Section 310(d) of the Communications Act of 1934, as amended, and to the applicable rules and regulations thereunder.

              (g) Except as otherwise provided in the Indenture, upon the occurrence and during the continuance of an Event of Default, all cash dividends or other distributions payable in respect of the Pledged Shares shall be paid directly to the Trustee and, if received by Pledgor, shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsements) and Pledgor's right to receive such cash dividends pursuant to Section 6(b) hereof shall immediately cease.

         7.   TRANSFER AND OTHER LIENS; ADDITIONAL SHARES.

              (a) Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Trustee, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including the Trustee's right to sell or otherwise dispose of the Pledged Collateral.

              (b) Pledgor agrees that it will pledge and deliver to the Trustee hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, notes or other securities of the Pledged Company of which Pledgor may become the beneficial owner after the date hereof.

         8. TRUSTEE APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints the Trustee as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may deem necessary or advisable to further perfect and protect the security interest granted hereby, including to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest or principal payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. Notwithstanding the foregoing, the Trustee agrees to comply with all requirements of the Communications Act including Section 310(d), and the applicable rules and regulations thereunder, particularly, but not limited to, as such requirements relate to actions taken or proposed to be taken by the Trustee which would affect the operational, voting or other control of Pledgor or any Pledged Company.

         9. TRUSTEE MAY PERFORM. If Pledgor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, subject to FCC approval if required, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by Pledgor pursuant to Section 13.

         10. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Trustee accords its own property, it being understood that the Trustee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

         11. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. Pledgor represents to the Trustee that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that the Trustee shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Pledgor covenants that it will not, without the prior written consent of the Trustee, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral.

         12. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Trustee shall, in addition to all other rights given by law or by this Agreement or the Indenture, or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code ("CODE") in effect in the State of New York at that time and the Trustee may (subject to FCC approval if required), without notice (unless required by the Communications Act) and at its option, transfer or register, and Pledgor shall register or cause to be registered upon request therefor by the Trustee, the Pledged Collateral or any part thereof on the books of the Pledged Company into the name of the Trustee or the Trustee's nominee(s), indicating that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee (subject to compliance with the requirements of the Communications
Act of 1934, as amended, including Section 310(d) and the rules and regulations issued thereunder) may sell or cause the same to be sold at any broker's board or at any public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery or subject to financing or other contingencies, without assumption of any credit risk, all in accordance with the terms and provisions of this Agreement and the Indenture. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reaonable notice shall be met if such notice is mailed to Pledgor as provided in Section 15 below, at least forty-five
(45) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Trustee may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence or existence of any Event of Default, the Trustee may, from time to time, attempt to sell all or part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Trustee may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral, and if the Trustee solicits such offers from not less than four (4) such investors that are not affiliated with the Trustee, then the acceptance by the Trustee of the highest offer obtained therefrom shall (subject to compliance with the Communications Act of 1934, as amended, including Section 310(d), and the rules and regulations issued thereunder) be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

         13. EXPENSES. Pledgor shall, upon demand, pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees, expenses and disbursements of its counsel (including allocated costs of inside counsel), of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Trustee, which the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

         14.  FCC MATTERS.

              (a) If an Event of Default shall have occurred and be continuing, Pledgor shall take any action which the Trustee may request in the exercise of its rights and remedies under this Agreement to transfer and assign to the Trustee, or to such one or more third parties as the Trustee may designate, or to a combination of the foregoing, the Pledged Collateral. To enforce the provisions of this Section 14, the Trustee is hereby empowered to seek from the FCC an involuntary transfer of control of the Pledged Company for the purpose of seeking a BONA FIDE purchaser to whom control will ultimately be transferred. Pledgor hereby agrees to authorize such an involuntary transfer of control upon the request of the Trustee, to a receiver or other holder, subject to FCC approval. Upon the occurrence and continuation of an Event of Default, Pledgor shall use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement, including the preparation, execution and filing with the FCC of Pledgor's portion of any application or applications for consent to transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Pledged Collateral.

              (b) Pledgor acknowledges that FCC authorization for the transfer of control of the permits, licenses or other authorizations of the Pledged Company or its subsidiaries is integral to the Trustee's realization of the value of the Pledged Collateral for the benefit of the holders of the Notes, that there is no remedy at law for failure by Pledgor to comply with the provisions of this Section 14 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements of Pledgor contained in this Section 14 may be specifically enforced.

              (c) Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall not, without first obtaining approval of the FCC, take any action pursuant to this Agreement which would constitute or result in any assignment of an FCC permit, license or other authorization or transfer of control of Pledgor or the Pledged Company if such assignment of an FCC permit, license or other authorization or transfer of control would require, under then existing law (including the written rules and regulations of the FCC), the prior approval of the FCC; nor shall any rights hereunder be deemed vested in the Trustee if such vesting would be deemed to result in an assignment of an FCC permit, license or other authorization or transfer of control of Pledgor or the Pledged Company, if any such assignment or transfer would require the prior approval of the FCC, unless and until such approval is obtained.

              (d) Pledgor consents to the transfer of control or assignment of the Pledged Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Pledged Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Trustee as permitted by applicable law.

              (e) Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of an Event of Default and compliance with all applicable laws by the Trustee, this Agreement and the transactions contemplated hereby do not, will not, and are not intended to, constitute, create or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Pledgor or the Pledged Company by the Trustee or control, affirmative or negative, direct or indirect, of Pledgor or the Pledged Company, over the management or any other aspect of the operation of Pledgor or the Pledged Company, which ownership and control remain exclusively and at all such times in Pledgor and the Pledged Company.

              (f) There shall be no communication between the Pledgor and the Trustee whereby the Trustee shall influence the management and/or operation of any and all facilities subject to Title III of the Communications Act.

         15. SECURITY INTEREST ABSOLUTE. All rights of the Trustee and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of, and unaffected by:

              (a) any lack of validity or enforceability of the Indenture or any of the other Collateral Documents;

              (b) any change in the time, manner or place or payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms and conditions of the Indenture or any of the other Collateral Documents;

              (c) any exchange, surrender, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

              (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or of this Agreement.

         16.  MISCELLANEOUS PROVISIONS.

              (a) NOTICES. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, set forth in the Indenture.

              (b) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

              (c) SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

              (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture.

              (e) INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element.

              (f) CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment and performance in full of the Obligations,
(ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

              (g) REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

              (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance of the Obligations secured hereby.

              (i) AUTHORITY OF THE TRUSTEE. The Trustee shall have and be entitled to exercise all powers hereunder which are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Trustee be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Pledgor agrees to indemnify and hold harmless the Trustee and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Trustee or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Trustee or such Person.

              (j) RELEASE: TERMINATION OF AGREEMENT. Subject to the provisions of Section 16(g) hereof, this Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Trustee shall, at the request and expense of Pledgor, reassign and redeliver to Pledgor all of the Pledged Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee except as to the absence of any prior assignments by the Trustee of its interest in the Pledged Collateral, and shall be at the expense of Pledgor.

              (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

              (l)  WAIVERS.  PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                   (i) EXCEPT FOR NOTICES SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE PLEDGED COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL. PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT;

                   (ii) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING;

                   (iii) WAIVES DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT; AND

                   (iv) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS, PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS.

              (m) GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

         IN WITNESS WHEREOF, Pledgor and the Trustee have each caused this Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:                               ECHOSTAR COMMUNICATIONS
                                        CORPORATION, a Colorado
                                        corporation


                                       By: /s/ DAVID K. MOSKOWITZ
                                          ------------------------------------
                                           Name:  David K. Moskowitz
                                           Title: Senior Vice
                                                  President and
                                                  General Counsel



TRUSTEE:                               FIRST TRUST NATIONAL
                                        ASSOCIATION, as Trustee


                                       By: /s/ RICHARD PROKOSCH
                                          ------------------------------------
                                           Name:   Richard Prokosch
                                           Title:  Trust Officer

                                      SCHEDULE I

                                    PLEDGED SHARES




PLEDGED COMPANY            CERTIFICATE NO.        NO. OF SHARES
---------------            --------------         -------------

EchoStar DBS Corporation,         1                    1000
a Colorado corporation